Exhibit 99.1

Form of lock-up from directors, officers or other stockholders

October    , 2020

BofA Securities, Inc.,

SVB Leerink LLC,

Credit Suisse Securities (USA) LLC

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o SVB Leerink LLC

1301 Avenue of the Americas, 12th Floor

New York, NY 10019

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Re:    Proposed Public Offering by Galecto, Inc.

Dear Sirs:

The undersigned, a stockholder of Galecto, Inc., a Delaware corporation (the “Company”), understands that BofA Securities, Inc., SVB Leerink LLC and Credit Suisse Securities (USA) LLC (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares of the Company’s common stock (the “Public Offering”), par value $0.00001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement (collectively, the “Underwriters”) that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Common Stock, the Representatives will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) with respect to clauses (i) through (vii), the Representatives receive a signed lock-up agreement for the balance of the Restricted Period from each donee, trustee, distributee, or transferee, as the case may be, (2) with respect to clauses (i) through (vii), any such transfer shall not involve a disposition for value, (3) other than a transfer with respect to clause (v), such transfers are not required to be reported with the Securities and Exchange Commission (“SEC”) on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than a Form 5 after the expiration of the Lock-Up Period), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts, including a bona fide gift or gifts to a charitable organization or educational institution;

(ii)

to any member of the immediate family of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	to any corporation, partnership, limited liability company, or other entity all of the beneficial ownership interests of which are held by the undersigned;

(iv)	if the undersigned is an entity, as a distribution to limited partners or stockholders of the undersigned;

(v)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(vi)

by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned; provided that if a filing pursuant to Section 16(a) of the Exchange Act is required, such filing shall describe the nature of the transfer;

(vii)

by operation of law pursuant to orders of a court or regulatory agency, a domestic order or negotiated divorce settlement; provided that if a filing pursuant to Section 16(a) of the Exchange Act is required, such filing shall describe the nature of the transfer;

(viii)

pursuant to any contractual arrangement described in the final prospectus relating to the Public Offering (the “Prospectus”) that provides for the repurchase by the Company of securities of the Company held by the undersigned in connection with the termination of the undersigned’s employment with, or service to, the Company; provided that if a filing pursuant to Section 16(a) of the Exchange Act is required, such filing shall describe the nature of the transfer;

(ix)

by surrender or forfeiture of shares of Common Stock or other securities of the Company to the Company to satisfy tax withholding obligations upon exercise or vesting or the exercise price upon a cashless net exercise, in each case, of stock options, restricted stock, other equity awards, warrants or other rights to acquire shares of Common Stock as described in the Prospectus; provided that if a filing pursuant to Section 16(a) of the Exchange Act is required, such filing shall describe the nature of the transfer; or

(x)

pursuant to a bona fide tender offer for shares of the Company’s securities, merger, consolidation or other similar transaction made to all holders of the Company’s securities that has been approved by the Company’s board of directors, which results in any person or group of persons becoming the beneficial owners (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of all of the outstanding voting securities of the Company (or the surviving entity);

provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities shall remain subject to the restrictions contained herein during the Restricted Period.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned either from the Underwriters in the Public Offering or on the open market following the Public Offering if and only if such sales are not required to be reported in any public report or filing with the SEC under Section 16 of the Exchange Act reporting a reduction in beneficial ownership (other than a Form 5 the filing deadline for which falls during the Lock-Up Period). In addition, nothing in this letter agreement shall prohibit the undersigned from exercising options or warrants for shares of Common Stock or the conversion of convertible securities of the Company held by the undersigned into shares of Common Stock; provided that the shares of Common Stock acquired upon such exercise and/or conversion shall be subject to the terms of this letter agreement.

The undersigned may enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of securities of the Company; provided that the securities subject to such plan may not be sold and no public disclosure of any such action and no public filing with the SEC or otherwise, shall be required or shall be voluntarily made by any person until after the expiration of the Restricted Period.

If any record or beneficial owner of any securities of the Company is granted an early release from the restrictions described herein during the Restricted Period with respect to more than 1% in the aggregate of the Company’s total outstanding common stock (whether in one or multiple releases), then each Major Holder (as defined below) shall also be granted an early release from its obligations hereunder on a pro rata basis with all other record or beneficial holders of similarly restricted securities of the Company based on the maximum percentage of shares held by any such record or beneficial holder being released from such holder’s lock-up Agreement; provided, however, that in the case of an early release from the restrictions described herein during the Restricted Period in connection with an underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Company’s Common Stock (an “Underwritten Sale”), such early release shall only apply with respect to such Major Holder’s participation in such Underwritten Sale. For purposes of this Lock-Up Agreement, each of the following persons is a “Major Holder”: each record or beneficial owner, as of the date hereof, of more than 1% of the outstanding shares of securities of the Company (for purposes of determining record or beneficial ownership of a stockholder, all shares of securities held by investment funds affiliated with such stockholder shall be aggregated).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned understands that, if (i) the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the registration statement related to the Public Offering is withdrawn or (iv) the Underwriting Agreement is not executed on or before March 31, 2021, then, in each case, this lock-up agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this lock-up agreement.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

Very truly yours,

Signature:

Print Name:

[Signature Page to Lock-up Agreement]

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